Exhibit 99.12

LETTER TO CLIENTS OF BROKERS, DEALERS, COMMERCIAL BANKS, TRUST

COMPANIES AND OTHER NOMINEES

Offer To Exchange Shares of Series C Preferred Stock

of

Enzon Pharmaceuticals, Inc.

for

Shares of Common Stock

of

Enzon Pharmaceuticals, Inc.

THE OFFER (AS DEFINED BELOW) AND WITHDRAWAL RIGHTS WILL EXPIRE AT ONE MINUTE AFTER 11:59 P.M., EASTERN TIME, ON [__], 2026, OR SUCH LATER TIME AND DATE TO WHICH WE MAY EXTEND. THE SHARES OF SERIES C PREFERRED STOCK (AS DEFINED BELOW) TENDERED PURSUANT TO THE OFFER MAY BE WITHDRAWN PRIOR TO THE EXPIRATION DATE (AS DEFINED BELOW). CONSENTS MAY BE REVOKED ONLY BY WITHDRAWING THE TENDER OF THE RELATED SHARES OF SERIES C PREFERRED STOCK AND THE WITHDRAWAL OF ANY SHARES OF SERIES C PREFERRED STOCK WILL AUTOMATICALLY CONSTITUTE A REVOCATION OF THE RELATED CONSENTS.

[   ], 2026

To Our Clients:

Enclosed are the Prospectus/Consent Solicitation/Offer to Exchange dated January 28, 2026 (the “Prospectus/Consent Solicitation/Offer to Exchange”), and the related Letter of Transmittal (the “Letter of Transmittal”), which together set forth the offer by Enzon Pharmaceuticals, Inc., a Delaware corporation (the “Company” or the “Offeror”), to each holder of outstanding shares of Series C Non-Convertible Redeemable Preferred Stock, $0.01 par value per share (the “Series C Preferred Stock”), of the Company, of the opportunity to receive that number of shares of common stock, $0.01 par value per share (“Common Stock”), equal to (i) the aggregate liquidation preference of each share of Series C Preferred Stock, divided by (ii) $7.83 after giving effect to the Reverse Stock Split (as defined in the Prospectus/Consent Solicitation/Offer to Exchange) (the “Exchange Ratio,” and such offer, on the terms and subject to the conditions and procedures set forth in the Prospectus/Consent Solicitation/Offer to Exchange and the Letter of Transmittal, together with any amendments or supplements thereto, the “Offer”).

The Offer is made solely upon the terms and conditions in the Prospectus/Consent Solicitation/Offer to Exchange and in the Letter of Transmittal. The Offer will expire at one minute after 11:59 p.m., Eastern Time, on [   ], 2026, or such later time and date to which the Company may extend the Offer. The period during which the Offer is open, giving effect to any withdrawal or extension, is referred to as the “Offer Period.” The date and time at which the Offer Period ends is referred to as the “Expiration Date.” Unless defined herein, terms used in this Letter to Clients of Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees shall have definitions set forth in the Prospectus/Consent Solicitation/Offer to Exchange.

The shares of Series C Preferred Stock are not listed on a securities exchange nor traded in an over-the-counter market. As of January [   ], 2026, a total of 40,000 shares of Series C Preferred Stock were outstanding.

Each holder of Series C Preferred Stock whose shares of Series C Preferred Stock are exchanged pursuant to the Offer will receive that number of shares of Common Stock calculated pursuant to the Exchange Ratio. Any holder of Series C Preferred Stock that participates in the Offer may tender less than all of their shares of Series C Preferred Stock for exchange.

No fractional shares of Common Stock will be issued. Instead, holders will receive a cash payment in lieu of fractional shares. The Company’s obligation to complete the Offer is not conditioned on the receipt of a minimum number of tendered shares of Series C Preferred Stock.

The Offer is conditioned upon the satisfaction or waiver of all of the conditions to the consummation of the Merger set forth in the Agreement and Plan of Merger, dated June 20, 2025 by and among the Offeror, EPSC Acquisition Corp. (“EPSC”) and Viskase Companies, Inc. (“Viskase”) (the “Original Merger Agreement”), as amended by the First Amendment to the Agreement and Plan of Merger, dated October 24, 2025, by and among the Offeror, EPSC and Viskase (the “First Amendment to the Merger Agreement,” and, as amended, the “Merger Agreement”), including, without limitation, the effectiveness of the Registration Statement and the receipt by Enzon of the requisite written consent of holders of its Common Stock approving the Merger and the other transactions contemplated by the Merger Agreement. The Offeror intends to complete the Offer substantially concurrently with the consummation of the Merger. Holders of Series C Preferred Stock may withdraw any shares of Series C Preferred Stock tendered by them into the Offer at any time prior to the Expiration Date.

Shares of Series C Preferred Stock not exchanged for shares of our Common Stock pursuant to the Offer will remain outstanding subject to their current terms. We reserve the right to redeem any of the shares of Series C Preferred Stock, as applicable, pursuant to their current terms at any time, including prior to the completion of the Offer.

WE ARE NOT AWARE OF ANY U.S. STATE WHERE THE MAKING OF THE OFFER IS NOT IN COMPLIANCE WITH APPLICABLE LAW. IF WE BECOME AWARE OF ANY U.S. STATE WHERE THE MAKING OF THE OFFER OR THE ACCEPTANCE OF THE SHARES OF SERIES C PREFERRED STOCK PURSUANT TO THE OFFER IS NOT IN COMPLIANCE WITH APPLICABLE LAW, WE WILL MAKE A GOOD FAITH EFFORT TO COMPLY WITH THE APPLICABLE LAW. IF, AFTER SUCH GOOD FAITH EFFORT, WE CANNOT COMPLY WITH THE APPLICABLE LAW, THE OFFER WILL NOT BE MADE TO (NOR WILL TENDERS BE ACCEPTED FROM OR ON BEHALF OF) HOLDERS OF SERIES C PREFERRED STOCK.

Please follow the instructions in this document and the related documents, including the accompanying Letter of Transmittal, to cause your shares of Series C Preferred Stock to be tendered for exchange pursuant to the Offer.

On the terms and subject to the conditions of the Offer, the Company will allow the exchange of all shares of Series C Preferred Stock properly tendered before the Expiration Date and not properly withdrawn, at an exchange rate equal to the Exchange Ratio.

We are the owner of record of shares of Series C Preferred Stock held for your account. As such, only we can exchange and tender your shares of Series C Preferred Stock, and then only pursuant to your instructions. We are sending you the Letter of Transmittal for your information only; you cannot use it to exchange and tender shares of Series C Preferred Stock we hold for your account. Please instruct us as to whether you wish us to tender for exchange any or all of the shares of Series C Preferred Stock we hold for your account, on the terms and subject to the conditions of the Offer.

Please note the following:

1.	Your shares of Series C Preferred Stock may be exchanged at the exchange rate equal to the Exchange Ratio.
2.	The Offer is made solely upon the terms and conditions set forth in the Prospectus/Consent Solicitation/Offer to Exchange and in the Letter of Transmittal. In particular, please see “Series C Exchange Offer—Conditions of the Series C Exchange Offer” in the Prospectus/Consent Solicitation/Offer to Exchange.
3.	The Offer and withdrawal rights will expire at one minute after 11:59 p.m., Eastern Time, on [ ], 2026, or such later time and date to which the Company may extend the Offer.

If you wish to have us tender any or all of your shares of Series C Preferred Stock for exchange pursuant to the Offer, please so instruct us by completing, executing, detaching and returning to us the attached Instructions Form. If you authorize us to tender your shares of Series C Preferred Stock, we will tender for exchange all of your shares of Series C Preferred Stock unless you specify otherwise on the attached Instruction Form.

Your prompt action is requested. Your Instruction Form should be forwarded to us in ample time to permit us to submit a tender on your behalf before the Expiration Date. Please note that the Offer and withdrawal rights

will expire at one minute after 11:59 p.m., Eastern Time, on [   ], 2026, or such later time and date to which the Company may extend the Offer.

An authorized committee of the Board of Directors of the Company has approved the Offer. However, neither the Company nor any of its management, its Board of Directors, the information agent, or the exchange agent for the Offer is making any recommendation as to whether holders of shares of Series C Preferred Stock should tender shares of Series C Preferred Stock for exchange in the Offer. The Company has not authorized any person to make any recommendation. You should carefully evaluate all information in the Prospectus/Consent Solicitation/Offer to Exchange and in the Letter of Transmittal and should consult your own investment and tax advisors. You must decide whether to have your shares of Series C Preferred Stock exchanged and, if so, how many shares of Series C Preferred Stock to have exchanged. In doing so, you should read carefully the information in the Prospectus/Consent Solicitation/Offer to Exchange and in the Letter of Transmittal.

Instructions Form

Offer To Exchange Shares of Series C Preferred Stock

of

Enzon Pharmaceuticals, Inc.

for

Shares of Common Stock

of

Enzon Pharmaceuticals, Inc.

The undersigned acknowledges receipt of your letter and the enclosed Prospectus/Consent Solicitation/Offer to Exchange dated January 28, 2026 (the “Prospectus/Consent Solicitation/Offer to Exchange”), and the related Letter of Transmittal (the “Letter of Transmittal”), which together set forth the offer by Enzon Pharmaceuticals, Inc., a Delaware corporation (the “Company” or the “Offeror”), to each holder of outstanding shares of Series C Non-Convertible Redeemable Preferred Stock, $0.01 par value per share (the “Series C Preferred Stock”), of the Company, of the opportunity to receive that number of shares of common stock, $0.01 par value per share (“Common Stock”), equal to (i) the aggregate liquidation preference of each share of Series C Preferred Stock, divided by (ii) $7.83 after giving effect to the Reverse Stock Split (as defined in the Prospectus/Consent Solicitation/Offer to Exchange) (the “Exchange Ratio,” and such offer, on the terms and subject to the conditions and procedures set forth in the Prospectus/Consent Solicitation/Offer to Exchange and the Letter of Transmittal, together with any amendments or supplements thereto, the “Offer”).

The undersigned hereby instructs you to tender for exchange the number of shares of Series C Preferred Stock indicated below or, if no number is indicated, all shares of Series C Preferred Stock you hold for the account of the undersigned, on the terms and subject to the conditions set forth in the Prospectus/Consent Solicitation/Offer to Exchange and in the Letter of Transmittal.

By participating in the Offer, the undersigned acknowledges that: (i) the Offer is made solely upon the terms and conditions in the Prospectus/Consent Solicitation/Offer to Exchange and in the Letter of Transmittal; (ii) the Offer will expire at one minute after 11:59 p.m., Eastern Time, on [   ], 2026, or such later time and date to which the Company may extend the Offer (the period during which the Offer is open, giving effect to any withdrawal or extension, is referred to as the “Offer Period”); (iii) the Offer may be extended, modified, suspended or terminated by the Company as provided in the Prospectus/Consent Solicitation/Offer to Exchange; (iv) the undersigned is voluntarily participating in the Offer and is aware of the conditions of the Offer; (v) the future value of shares of the Common Stock is unknown and cannot be predicted with certainty; (vi) the undersigned has received and read the Prospectus/Consent Solicitation/Offer to Exchange and the Letter of Transmittal; and (vii) regardless of any action that the Company takes with respect to any or all income/capital gains tax, social security or insurance, transfer tax or other tax-related items (“Tax Items”) related to the Offer and the disposition of shares of Series C Preferred Stock, the undersigned acknowledges that the ultimate liability for all Tax Items is and remains the responsibility solely of the undersigned. In that regard, the undersigned authorizes the Company to withhold all applicable Tax Items legally payable by the undersigned.

Number of Shares of Preferred Stock to be exchanged by you for the account of the undersigned:

*

No fractional shares of Common Stock will be issued pursuant to the Offer. In lieu of issuing fractional shares, any holder of Series C Preferred Stock who would otherwise have been entitled to receive fractional shares pursuant to the Offer will, after aggregating all such fractional shares of such holder, be paid in cash (without interest) in an amount equal to such fractional amount multiplied by the volume weighted averages of the trading prices of Common Stock over the five (5) consecutive Trading Days ending on (and including) the Trading Day that is two (2) Trading Days prior to the date of the Effective Time, rounded down to the nearest penny, in lieu of fractional shares. The Company’s obligation to complete the Offer is not conditioned on the receipt of a minimum number of tendered shares of Preferred Stock

*	Unless otherwise indicated it will be assumed that all shares of Series C Preferred Stock held by us for your account are to be exchanged.

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